THE MUNDER FUNDS
(each, a "Fund" and collectively, the "Funds")

Multiple Class Plan

December 13, 2004

Introduction

The purpose of this Multiple Class Plan is to specify
 the attributes each of the classes
of shares offered by the Funds, including the sales loads,
 expense allocations, conversion
features and exchange features of each class, as required
 by Rule 18f-3 under the Investment
Company Act of 1940, as amended (the "1940 Act").

Each of the Funds issues its shares of beneficial interest in the classes indicated on

Schedule A.  The Cash Investment Fund and the Tax-Free
 Money Market Fund are referred
to herein as the "Money Market Funds."

Shares of each class of shares a Fund shall represent an equal pro rata interest in such Fund, and generally, shall have identical voting, dividend, liquidation and other rights,
preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each Class shall have a different designation; (b) each Class may have a
different sales charge structure; (c) each Class of shares shall bear any Class Expenses, as defined below; (d) each Class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and each Class shall have separate
voting rights on any matter submitted to shareholders in which the interests of one Class differ from the interests of any other Class; and (e) each Class may have different exchange and/or conversion features as described below.

Allocation of Expenses

To the extent practicable, certain expenses (other than Class Expenses as defined below which shall be allocated more specifically), shall be subtracted from the gross income allocated to each class of shares of a Fund on the basis of net assets of each class of the Fund. These expenses include:

	(1)	Expenses incurred collectively by the Funds
(for example, fees of Trustees,
auditors, and legal counsel) not attributable to a particular
 Fund or to a particular class of
shares of a Fund ("Top Level Expenses"); and

	(2)	Expenses incurred by a Fund not attributable
 to any particular class of the
Funds shares (for example, advisory fees, custodial fees, or other expenses relating to the
management of the Funds assets) ("Fund Expenses").

	Expenses attributable to a particular class ("Class Expenses") shall be limited to:
(i) payments made pursuant to any Service Plan, Distribution and Service Plan, Shareholder
Servicing Plan, or similar plan for any particular class of shares; (ii) transfer agent fees attributable to a specific Class; (iii) printing and postage expenses related to preparing
and distributing materials such as shareholder reports, prospectuses and proxy materials to current shareholders for a specific class; (iv) fees incurred by a class with respect to the qualification of shares of each class with state securities regulators; (v) Securities and
Exchange Commission registration fees incurred by a class;
(vi) the expense of administrative
personnel and services to support the shareholders of a
 specific class; (vii) litigation or
other legal expenses relating solely to one class; and
(viii) Trustees? fees incurred as a
result of issues relating solely to one class. Expenses in category (i) above must be allocated to the class for which such expenses are incurred.
  For all other Class Expenses
listed in categories (ii) - (viii) above, the Treasurer and
 Secretary shall determine, subject
to Board approval or ratification, which such categories of
 expenses will be treated as Class
Expenses, consistent with applicable legal principles under the 1940 Act and the Internal
Revenue Code of 1986, as amended (the "Code"), or any private letter
ruling with respect to the Funds issued by the Internal Revenue
Service.

	Therefore, expenses of a Fund shall be apportioned to each class of shares depending upon the nature of the expense item. Top Level Expenses and Fund Expenses will be allocated among the Classes of shares based on their relative net asset values. Approved Class Expenses shall be allocated to the particular Class to which they are attributable.  In addition, certain
expenses may be allocated differently if their method of imposition changes. Thus, if a Class
Expense can no longer be attributed to a Class, it shall be charged to a Fund for allocation among Classes, as may be appropriate; however, any additional Class Expenses not specifically identified above, which are subsequently identified and determined to be properly allocated to one Class of shares, shall not be so allocated until approved by the Boards of Trustees, as appropriate, in light of the requirements of the 1940
Act and the Code.

Class A Shares

	Class A Shares of each Fund are offered at the net asset value, for each of the Funds other than the Money Market Funds (the "Non-Money Market Funds"), plus an initial sales charge as set forth in the relevant Fund?s then-current prospectus
(the "Prospectus").  The initial sales
charge may be waived or reduced with respect to certain types of purchases, as described in the Prospectus. A contingent deferred sales charge may apply to certain redemptions made within a
specified period, as described in the Prospectus.  Class
A Shares of a Non-Money Market Fund may
be exchanged for Class A Shares of another Fund, subject
 to any sales charge differential.  Class A
Shares of a Money Market Fund may be exchanged for Class
 A, Class B or Class C Shares of another
Fund based on their relative net asset values, subject to any sales charge differential. Class
A Shares of a Money Market Fund received as a result of an
 exchange from a Non-Money Market Fund
will be subject to a contingent deferred sales charge upon
 redemption in certain circumstances
described in the Prospectus.

	Class A Shares of each of the Funds pay an annual fee of up to 0.25% (annualized) of the average daily net assets of a Fund?s Class A Shares under the Distribution and Service Plan
("Distribution Plan"), for distribution-related activities or as a service fee, as described in the Distribution Plan.

Class B Shares

	Class B Shares of each Fund are offered without an initial sales charge but are subject to a contingent deferred sales charge payable upon certain redemptions as set forth in the Prospectus.

Class B Shares of each Fund may be exchanged for Class B Shares of another Fund based on their
relative net asset values.

      For Class B Shares of each Fund purchased before November
 8, 2000 (or Class B shares of a
Fund received by a shareholder on or after November 8, 2000 in exchange for Class B Share of another Fund purchased by the shareholder prior to November 8,
 2000), such Class B shares will
automatically convert to Class A Shares of the Fund on the first business day of the month in which the sixth (6th) anniversary of the issuance of such Class B Shares occurs. The conversion will be effected at the relative net asset values per share of the two classes of shares.

      For Class B Shares of each Fund purchased on or after November 8, 2000 but prior to June 16,
2003, such Class B shares will automatically convert to Class A Shares of the Fund on the first business day of the month in which the eighth (8th) anniversary of the issuance of such Class B
Shares occurs.  The conversion will be effected at the relative net asset values per share of the two
classes of shares.

      For Class B Shares of each Fund purchased on or after June 16, 2003, such Class B shares will automatically convert to Class A Shares of the Fund on the first business day of the month following the eighth (8th) anniversary of the issuance of such Class B Shares.
 The conversion will be effected
at the relative net asset values per share of the two classes of shares.

	Class B Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a
Funds Class B Shares under the Distribution Plan for distribution-related activities or as a service fee,
as described in the Distribution Plan.

Class C Shares

	Class C Shares of each Fund are offered at net asset value.
 A contingent deferred sales
charge may apply to certain redemptions made within the first year of investing as described in the
Prospectus. Class C Shares of each Fund may be exchanged for Class C Shares of another Fund at their relative net asset values.

	Class C Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a
Funds Class C Shares under the Distribution Plan for distribution-related activities or as a service fee, as described in the Distribution Plan.

Class L Shares

	Class L Shares of each Fund are offered at net asset value. Class L Shares of a Fund may be exchanged for Class L Shares of another Fund without the imposition of a sales charge.

	Class L Shares of each Fund pay an annual fee of up to 0.35% of the average daily net assets of a Funds Class L Shares under the Distribution Plan for distribution-related activities or as a service fee, as described in the Distribution Plan.

Class Y Shares

	Class Y Shares of each Fund are offered at net asset value. Class Y Shares of a Fund may be exchanged for Class Y Shares of another Fund without the imposition of a sales charge.

Class K Shares

	Class K Shares of each Fund are offered at net asset value. Class K Shares of a Fund may be exchanged for Class K Shares of another Fund without the imposition of a sales charge. In addition, in the event that a holder of Class K Shares of any Fund ceases to be eligible to hold Class K Shares, Class K Shares of the Fund may be exchanged for Class A Shares of the same Fund without the imposition of a sales charge.


	Class K Shares of each Fund pay an annual fee of up to 0.25% of the average daily net assets of a Funds Class K Shares under the Distribution Plan for distribution-related activities or as a service fee, as described in the Distribution Plan.

Class R Shares

	Class R Shares of each Fund are offered at net asset value. Class R Shares of a Fund may be exchanged for Class R Shares of another Fund without the imposition of a sales charge.  In addition,
in the event that a holder of Class R Shares of any Fund ceases to be eligible to hold Class R Shares,
Class R Shares of the Fund may be exchanged for Class A Shares of the same Fund without the imposition of a sales charge.

	Class R Shares of each Fund pay an annual fee of 1.00% of the average daily net assets of a Funds
Class R Shares under the Distribution Plan for distribution-related activities or as a service fee, as described in the Distribution Plan.



Schedule A

Funds and Classes
As of May 18, 2004

Series Classes Liquidity Money Market Fund L Munder Balanced Fund A,
 B, C, K, R and Y Munder Bond Fund A, B,
C, K, R and Y Munder Cash Investment Fund A, B, C, K, R and Y Munder
 Emerging Markets Fund A, B, C, K, R and
Y Munder Future Technology Fund A, B, C, K, R and Y Munder Healthcare Fund A, B, C, K, R and Y Munder Index
500 Fund A, B, K, R and Y Munder Institutional Money Market Fund
K and
 Y Munder Intermediate Bond Fund A, B,
C, K, R and Y Munder International Bond Fund A, B, C, K, R and Y Munder
 International Equity Fund A, B, C, K ,
R and Y Munder International Growth Fund A, B, C, K, R and Y Munder Large-Cap Value Fund A, B, C, K, R and Y
Munder Michigan Tax-Free Bond Fund A, B, C, K, R and Y Munder Micro-Cap
 Equity Fund A, B, C, K, R and Y Munder
MidCap Select Fund A, B, C, K, R and Y Munder Multi-Season Growth Fund
 A, B, C, K, R and Y Munder NetNet Fund
A, B, C, K, R and Y Munder Power Plus Fund A, B, C, K, R and Y Munder
 Real Estate Equity Investment Fund A, B,
C, K, R and Y Munder S&P MidCap Index Equity Fund K and Y Munder S&P SmallCap Index Equity Fund K and Y Munder
Small Company Growth Fund A, B, C, K, R and Y Munder Small-Cap Value Fund A, B, C, K, R and Y Munder Tax-Free
Bond Fund A, B, C, K, R and Y Munder Tax-Free Money Market Fund A, K,
 R and Y Munder Tax-Free Short &
Intermediate Bond Fund A, B, C, K, R and Y Munder U.S. Government Income
 Fund A, B, C, K, R and Y



The term Munder Funds shall include, and Multiple
 Class Plan shall also be approved
by the Board of Trustees of, and shall be applicable with respect to, Munder Series Trust, as well as The Munder Framlington Funds Trust, unless and until each series of such
investment company is reorganized and redomiciled as a series of Munder Series Trust.